Exhibit 99.1

Contact: Charity Frantz

January 19, 2017	570-724-0225

charityf@cnbankpa.com

C&N DECLARES DIVIDEND AND Announces 2016 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month and annual periods ended December 31, 2016.

Dividend Declared

C&N’s Board of Directors has declared a regular quarterly cash dividend of $0.26 per share. The dividend is payable on February 10, 2017 to shareholders of record as of January 30, 2017. Declaration of the dividend was made at the January 19, 2017 meeting of C&N’s Board of Directors.

2016 Unaudited Financial Results

Net income was $0.35 per basic and diluted share in the fourth quarter 2016, up from $0.34 in the third quarter 2016 and $0.33 in the fourth quarter 2015. On an annual basis, net income per basic and diluted share was $1.30 in 2016 as compared to $1.35 in 2015. The annual return on average assets for 2016 was 1.28%, and the return on average equity was 8.37%. Highlights related to C&N’s earnings results for the comparative periods are as follows:

Fourth Quarter 2016 as Compared to Third Quarter 2016

•	Net interest income of $10,186,000 in the fourth quarter 2016 was virtually unchanged from the third quarter total of $10,187,000. The net interest margin declined slightly to 3.73% in the fourth quarter 2016 from 3.74% in the third quarter. The margin reduction included a decrease in average yield on loans of 0.07% and a decrease in average yield on available-for-sale securities of 0.02%, while income stemming from an increase of $12,400,000 in average loans outstanding helped to offset some of the effects of the yield reductions.

•	C&N had a credit for loan losses (reduction in expense) of $3,000 in the fourth quarter 2016. In comparison, the provision for loan losses was $538,000 in the third quarter 2016. The small credit for loan losses in the fourth quarter 2016 included the effect of an excess of $55,000 of recoveries on previously charged-off loans over the amount of current charge-offs as well as a net reduction of $11,000 in specific allowances required on impaired loans to $674,000 at December 31, 2016 from $685,000 at September 30, 2016. In the third quarter, the provision included establishment of a specific allowance of $528,000 related to one real estate secured commercial loan relationship. At December 31, 2016, total loans outstanding associated with this relationship amounted to $3,315,000, and the related allowance remained at $528,000.

•	Noninterest revenue of $4,031,000 in the fourth quarter 2016 was $147,000 (3.8%) higher than the third quarter total. Net gains from sales of residential mortgage loans totaled $330,000 in the fourth quarter 2016, an increase of $94,000 (39.8%) over the third quarter total. Other operating income of $444,000 in the fourth quarter was $59,000 higher than the third quarter amount, including income of $63,000 from tax credits.

1

•	Net realized gains from sales of securities totaled $69,000 in the fourth quarter 2016, down from gains of $584,000 in the third quarter. In the fourth quarter 2016, C&N completed its program of bank stock sales that had begun in late 2015, generating a pre-tax gain of $288,000 from sale of its last bank stock investment. Also in the fourth quarter 2016, C&N had net realized losses from debt securities of $219,000, including sales of five CMOs and one residential mortgage pass-through security with a total historical cost basis of approximately $14.5 million at the time of sale, and a weighted-average yield of 1.21%, resulting in a realized loss of $231,000. Proceeds from these sales were used to help fund the purchase of two US Government agency-issued commercial mortgage-backed securities of $14.8 million with an estimated weighted-average yield at purchase of 2.51% and final maturities in 2023 and 2026.

•	Noninterest expenses totaled $8,558,000 in the fourth quarter 2016, down $21,000 (0.2%) from the third quarter. Salaries and wages decreased $191,000 (4.9%) in the fourth quarter 2016 as compared to the third quarter, including reductions in restricted stock expense of $56,000 and incentive bonus expense of $49,000 based on updated year-end estimates. FDIC assessments expense of $40,000 in the fourth quarter 2016 was $111,000 lower than the third quarter amount, reflecting adjustment for an over-accrual of the estimated third quarter amount as assessment levels were lowered for C&N and other US banks. Pensions and other employee benefits expense increased $158,000 in the fourth quarter 2016 as compared to the third quarter due to higher health care claims paid on C&N’s partially self-insured plan.

Fourth Quarter 2016 as Compared to Fourth Quarter 2015

•	Net interest income increased $237,000 (2.4%), in the fourth quarter 2016 as compared to the fourth quarter 2015. The net interest margin for the fourth quarter 2016 was 0.04% higher than in the fourth quarter 2015 due to a lower cost of borrowed funds and a more favorable mix of earning assets. The average balance of total borrowed funds was $56,679,000 at an average interest rate of 2.70% in the fourth quarter 2016, down from average borrowings of $77,324,000 at an average interest rate of 3.16% in the fourth quarter 2015. The reduction in amount and average rate on borrowed funds reflects the impact of prepayments in the second and fourth quarters of 2015 of a long-term borrowing with an interest rate of 4.265%. Average total loans outstanding were higher by $54.8 million (7.9%) in the fourth quarter 2016 as compared to the fourth quarter 2015, while average total available-for-sale securities were lower by $34.4 million. Average total deposits were $36.5 million (3.9%) higher in the fourth quarter 2016 as compared to the fourth quarter 2015.

•	The credit for loan losses of $3,000 in the fourth quarter 2016 represented a $322,000 reduction in expense as compared to the fourth quarter 2015 amount. The higher provision for loan losses in the fourth quarter 2015 resulted from an increase in the collectively determined portion of the allowance for loan losses, mainly due to growth in the amount of loans outstanding.

•	Total noninterest revenue increased $32,000 (0.8%) in the fourth quarter 2016 over the fourth quarter 2015 amount. Net gains from sales of residential mortgage loans were up $168,000 in the fourth quarter 2016 over the fourth quarter 2015 amount, while other operating income fell $122,000. In the fourth quarter 2015, other operating income included a gain of $212,000 on a split-dollar life insurance policy.

•	Net realized gains from securities totaled $69,000 in the fourth quarter 2016, while in the fourth quarter 2015, realized gains from securities totaled $1,776,000 and there was a loss on prepayment of debt of $1,663,000. The borrowing that was paid off in the fourth quarter 2015 was a $24 million repurchase agreement with a maturity date of December 20, 2017 and an interest rate of 4.265%. C&N sold a significant portion of its investments in stocks of banks and bank holding companies in the fourth quarter 2015, generating realized gains totaling $1,744,000.

2

•	In the fourth quarter 2016, noninterest expenses, excluding loss on prepayment of borrowings, exceeded the fourth quarter 2015 amount by $142,000 (1.7%). Pensions and other employee benefits expense were $134,000 higher in the fourth quarter 2016 as compared to the fourth quarter 2015 due to higher health care claims paid on C&N’s partially self-insured plan. Professional fees expense increased $109,000 in the fourth quarter 2016 over the fourth quarter 2015 amount, including increases related to employee sales and service training, information technology and marketing. Other operating expense increased $88,000 in the fourth quarter 2016 over the fourth quarter 2015, including an increase of $76,000 in expenses related to other real estate properties. Automated teller machine and interchange expense increased $77,000, including costs associated with issuing new debit cards with EMV functionality. Salaries and wages expense decreased $138,000 (3.6%), including lower amounts of incentive bonus and restricted stock expense. FDIC assessments expense decreased $109,000, reflecting a lower assessment level and reduction for an over-accrual in the third quarter 2016, as described above.

•	The fourth quarter 2016 provision for income tax of $1,500,000, or 26.2% of pre-tax income, was $239,000 higher than the fourth quarter 2015 tax provision of $1,261,000, or 23.7% of pre-tax income. The higher effective tax in the fourth quarter 2016 resulted from higher earnings, along with an increase in state income tax of $26,000 and a reduction in tax-exempt interest income of $47,000.

Years Ended December 31, 2016 and 2015

•	Net interest income was $488,000 (1.2%) higher than the comparable total for 2015. The net interest margin was 3.76%, which was 0.07% higher than the margin for 2015, reflecting a lower cost of borrowed funds resulting from the prepayment in 2015 of the long-term borrowing referred to above and a more favorable mix of earning assets. The average balance of total borrowed funds was $62,516,000 at an average interest rate of 2.57% in 2016, down from average borrowings of $77,642,000 at an average interest rate of 3.45% in 2015. Average total loans outstanding were higher by $65.3 million (9.9%) in 2016 as compared to 2015, while average total available-for-sale securities were lower by $74.2 million. Average total deposits increased $2.2 million (0.2%).

•	The provision for loan losses was $1,221,000 in 2016, an increase of $376,000 over 2015. In 2016, the provision included the impact of increasing the allowance for loan losses for the effects of loan growth and slight increases in net charge-off experience and qualitative factors used in determining the collectively evaluated portion of the allowance. In comparison, in 2015 the provision also reflected the effects of loan growth, but the qualitative factors used in determining a portion of the collectively determined allowance decreased slightly during the period. Also in 2016, the provision included an increase of $148,000 as compared to 2015 from changes in specific allowances on loans individually identified as impaired, adjusted for the impact of net charge-offs.

•	Total noninterest revenue for 2016 increased $33,000 (0.2%) over 2015. Net gains from sales of loans increased $294,000 (40.0%), reflecting higher volume of sales, and Trust and Financial Management revenue increased $134,000 (2.9%). Other operating income increased $31,000 (1.9%), including an increase of $148,000 from redemptions of tax credits and increases in lending-related fees of $80,000, while this category included a gain of $212,000 from a split-dollar life insurance policy in 2015, as discussed above. Service charges on deposit accounts decreased $169,000 (3.5%) in 2016, reflecting a reduction in consumer overdraft volume. The fair value of mortgage servicing rights decreased $282,000 in 2016, which was a larger decrease by $120,000 as compared to 2015. Brokerage revenue decreased $83,000 (9.9%), as the volume of sales of annuities declined.

•	In 2016, realized gains from securities totaled $1,158,000, including gains from sales of bank stocks of $1,125,000. In 2015, C&N generated gains from sales of securities totaling $2,861,000, including gains from sales of bank stocks of $2,220,000, and also incurred losses of $2,573,000 from prepayments of a borrowing in the second and fourth quarters totaling $34 million.

3

•	Noninterest expenses, excluding losses on prepayment of borrowings, in 2016 exceeded the amount for 2015 by $1,714,000 (5.2%). Salaries and wages expense increased $729,000 (5.0%). Several new positions were established in the latter portion of 2015 and early 2016, including new positions established for lending, lending support, information technology, training, human resources and marketing functions. Professional fees expense increased $488,000, including increases related to employee sales and service training, information technology and marketing. Other operating expense increased $399,000 (7.8%), including increases in other real estate expenses of $123,000, donations and public relations-related expenses of $94,000 and education and training-related expenses of $60,000. Also, other operating expense was reduced in 2015 by $69,000 as a result of a recovery of sales tax previously paid.

•	The provision for income tax totaled $5,347,000 in 2016, or an effective tax rate of 25.3% of pre-tax income. In comparison, the provision for income tax of $5,337,000 in 2015 represented a 24.5% effective rate. The higher effective tax rate in 2016 included the impact of a $300,000 reduction in tax-exempt interest income and an increase in the provision for state income tax of $64,000 that resulted mainly from a catch-up adjustment to increase New York State taxes for the effect of changes in the tax methodology that first became effective in 2015.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,242,292,000 at December 31, 2016, as compared to $1,245,333,000 at September 30, 2016 and $1,223,417,000 at December 31, 2015.

•	Net loans outstanding (excluding mortgage loans held for sale) were $743,362,000 at December 31, 2016, up from $733,917,000 at September 30, 2016 and up 6.7% from $696,991,000 at December 31, 2015. In comparing outstanding balances at December 31, 2016 and 2015, total residential mortgage loans increased $34.7 million, or 9.0%, and total commercial loans increased $9.2 million, or 3.0%. At December 31, 2016, the outstanding balance of commercial loan participations with other financial entities was $47.5 million, an increase of $3.1 million over the corresponding balance at December 31, 2015.

•	The outstanding balance of residential mortgages originated by C&N and sold to third parties, with servicing retained, totaled $163,296,000 at December 31, 2016, up from $157,845,000 at September 30, 2016 and $152,448,000 at December 31, 2015.

•	Total nonperforming assets as a percentage of assets was 1.43% at December 31, 2016 as compared to 1.79% at September 30, 2016 and 1.31% at December 31, 2015. The amount of outstanding loans in nonaccrual status was $3,745,000 lower at December 31, 2016 as compared to September 30, 2016, as loans to one commercial borrower with total outstanding balances of $4,786,000 at December 31, 2016 were moved to accrual status in the fourth quarter.

•	Deposits and repo sweep accounts totaled $989,018,000 at December 31, 2016, down from $998,200,000 at September 30, 2016 and up 5.2% from $940,530,000 at December 31, 2015. Municipal deposits were down significantly in the fourth quarter 2015 as a result of the Pennsylvania state budget impasse and related delays in funding municipal entities.

•	Total shareholders’ equity was $186,008,000 at December 31, 2016 as compared to $190,603,000 at September 30, 2016 and $187,487,000 at December 31, 2015. Tangible common equity as a percentage of tangible assets was 14.15% at December 31, 2016 as compared to 14.49% a year earlier. Increases in interest rates in the last few months of 2016 caused the fair value of available-for-sale securities to fall; resulting in a decrease in accumulated other comprehensive income (loss) to a loss position of ($949,000) at December 31, 2016 from income positions of $5,388,000 at September 30, 2016 and $2,493,000 at December 31, 2015. In the first six months of 2016, 187,300 shares of common stock were repurchased at an average cost of $19.88 per share for a total cost of $3,723,000, completing the repurchases of shares authorized by the Board of Directors under the program announced in July 2014. In April 2016, the Board announced a new common stock repurchase program for the acquisition of up to 600,000 shares. There were no repurchases of stock under the new program in 2016.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $879,844,000 at December 31, 2016, up from $867,852,000 at September 30, 2016, and up 8.0% from $814,788,000 a year earlier.

4

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

5